UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|	Preliminary Proxy Statement
|_|	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|	Definitive Proxy Statement
|_|	Definitive Additional Materials
|_|	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

Duraswitch Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|	No Fee Required

|_|	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value transaction:

5.	Total fee paid:

|_|	Fee paid previously with preliminary materials.

|_|	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Duraswitch Industries, Inc.
234 South Extension
Mesa, Arizona 85210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held on May 19, 2003

April 8, 2003

DEAR STOCKHOLDER:

     The Annual Meeting of Stockholders of Duraswitch Industries, Inc. will be held on May 19, 2003, at 10:00 a.m., local time, at our corporate headquarters, 234 South Extension, Mesa, Arizona 85210, for the following purposes:

1.	To elect two Directors to serve for a three-year term expiring in 2006 or until their successors have been elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003; and

3.	To transact other business as may properly come before the meeting.

     Enclosed is a proxy statement that contains more information including how to attend the meeting and different methods you can use to vote.

     Only stockholders of record at the close of business on March 20, 2003, are entitled to receive notice of and to vote at this meeting or any adjournments or postponements of the meeting. The list of stockholders entitled to vote at this meeting will be available at our offices at 234 South Extension, Mesa, Arizona 85210, at least ten days before the meeting for examination by any stockholder.

     Your vote is important. If you cannot attend the meeting in person, we encourage you to sign and return your proxy card or use one of the alternative voting methods to ensure that your vote is counted.

By order of the Board of Directors, Robert J. Brilon Chairman, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer

Duraswitch Industries, Inc.
234 South Extension
Mesa, Arizona 85210

PROXY STATEMENT

GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of Duraswitch Industries, Inc., a Nevada corporation, by our Board of Directors for use at the 2003 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Monday, May 19, 2003, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying notice. This proxy statement and the accompanying form of proxy were first mailed on or about April 8, 2003, to all stockholders entitled to vote at the meeting.

Stockholders Entitled to Vote

     Holders of shares of our common stock at the close of business on March 20, 2003, are entitled to notice of and to vote at the Annual Meeting of Stockholders and at any and all adjournments or postponements of the meeting. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. The holders of not less than one-third of the shares entitled to vote at the meeting must be present in person or be represented by proxy in order to constitute a quorum for all matters to come before the meeting. On the record date, there were issued and outstanding 9,617,673 shares of our common stock.

How to Attend the Meeting

     If you are a stockholder of record, which means you hold your shares in your name, you may attend the meeting. If you own shares in the name of a bank, broker, or other holder of record, you will need to ask your broker or bank for a copy of the proxy they received from us.

How to Vote

     If you are a stockholder of record, you may vote by mail, telephone, the Internet, or in person. To vote by mail, sign, date, and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. Telephone and Internet voting instructions are included on the proxy card.

     All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy). If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting may also be offered to stockholders owning shares through most banks and brokers.

Voting Choices

     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (a) “for” the election of nominees set forth in this proxy statement, and (b) “for” the ratification of the appointment of Deloitte & Touche LLP as our independent public auditors for the fiscal year ending December 31, 2003.

Changing Your Vote

     You may change your vote at any time before the proxy is exercised. A stockholder can revoke a proxy by:

     (1) Delivering a later-dated proxy,

     (2) Giving written notice to us,

     (3) Voting by ballot at the meeting.

How Votes are Counted

     An inspector of election will be appointed for the meeting. The inspector of election will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares of common stock will be counted for the purpose of determining whether there is a quorum. The election inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Cost of this Proxy Solicitation

     We will pay the cost of this proxy solicitation, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of our common stock. We will solicit proxies by mail. Proxies may also be solicited by certain of our Directors and officers by personal interview, telephone, or e-mail without additional compensation.

Annual Report and Other Matters

     Our Annual Report to Stockholders for the year ended December 31, 2002, has been mailed concurrently with the mailing of the notice and proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. This Annual Report is not incorporated into this proxy statement and is not considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Compensation Committee Report on Executive Compensation,” “Audit Committee Report,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

     We will provide upon request, without charge to each stockholder of record as of the record date, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission. Our Form 10-K is also available for download on our Web site, www.duraswitch.com. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our corporate secretary at our executive offices set forth in this proxy statement.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of Two Directors

     Assuming that a quorum is present, the two nominees for Director who receive the most votes will be elected. There will be no cumulative voting in the election of Directors.

Proposal 2: Ratification of Appointment of Independent Auditors

     Assuming that a quorum is present, the affirmative vote of a majority of the shares of common stock voted will be required to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003.

WHO SHOULD I CALL IF I HAVE QUESTIONS?

     If you have questions about the Annual Meeting or voting, please call Heather Beshears, Vice President, Corporate Communications at 480.586.3357 or e-mail shareholder@duraswitch.com.

PROPOSALS
PROPOSAL NO. 1 — ELECT TWO DIRECTORS

Number of Directors to be Elected

     Our articles of incorporation and bylaws provide that the number of Directors shall be fixed from time to time by the bylaws. Presently, the number of Directors is fixed at six and that number of Directors is divided into three classes. Each class has a term of three years and the terms are staggered so that each year, only one class of Directors is elected. Each Director elected will hold office for three years or until his successor is elected and qualified. If any Director resigns or otherwise is unable to complete his term of office, the Board will elect another Director for the remainder of the resigning Director’s term.

Vote Required

     The two nominees receiving the highest number of votes cast at the meeting will be elected. There is no cumulative voting in the election of Directors.

Nominees of the Board

     The Board has nominated the following individuals for election as Class 2 Directors for the three-year terms expiring in 2006 or until their respective successors have been elected and qualified:

     John W. Hail
     William E. Peelle

     Both of these nominees are currently serving on the Board. Each of the nominees has agreed to be named in this proxy statement and to serve if elected. Information regarding each of the nominees is listed below.

     We know of no reason why any of the listed nominees would not be able to serve. However, if any nominee is unavailable for election, the proxies will vote your shares of common stock to approve the election of any substitute proposed by the Board.

     The proxies will vote in favor of the two nominees unless instructions to the contrary are indicated on the accompanying proxy form.

The Board of Directors recommends a vote FOR the election of the two nominees named herein.

Information Regarding the Nominees, the Directors and Executive Officers

     The following biographical descriptions set forth certain information with respect to the nominees for election as Class 2 Directors at the Annual Meeting, our continuing Directors whose terms expire at our Annual Meetings of Stockholders in 2004 and 2005, and our executive officers, based on information furnished to us by each person.

Class 2 Nominees for Election at 2003 Annual Meeting — Term to Expire 2006

     John W. Hail (72) has served as an independent Director since March 1999 and serves on the Audit and Compensation committees. Since 1988, Mr. Hail has served as Chief Executive Officer and Chairman of the Board of Directors of Advantage Marketing Systems, Inc., a publicly held provider of health and beauty products. Mr. Hail also serves on the Board of Directors of Pre-Paid Legal Services, Inc., a publicly held company engaged in the sale of legal services contracts. Mr. Hail received an honorary doctorate degree from Oklahoma City University.

     William E. Peelle (53) has served as an independent Director since May 1999 and serves on the Audit and Compensation committees. Mr. Peelle founded Peelle Law Offices Co. in 1976 and has practiced law and represented a number of businesses since 1975. Mr. Peelle has also served as the elected prosecuting attorney of Clinton County, Ohio, since 1993. Mr. Peelle has served as counsel or as a member of the board of several community organizations. Mr. Peelle received his J.D. degree from Ohio Northern University, and has a B.S. degree in Business Administration from Ohio State University.

Class 3 Nominees for Election at 2004 Annual Meeting — Term to Expire 2007

     Michael A. Van Zeeland (28) has served as a Director since May 1997. From September 1998 to present, Mr. Van Zeeland has been a graduate student at UCLA. He will receive his Ph.D. in plasma physics in June 2003. From January 1998 to September 1998, Mr. Van Zeeland was employed by Duraswitch as an engineering physicist. During the summer of 1997, Mr. Van Zeeland was employed at Arizona State University working on theoretical condensed matter physics. During the summer of 1996, Mr. Van Zeeland worked as an intern at the University of California-Irvine in a program funded by the National Science Foundation to study tokamak plasma physics. From August 1995 to May 1996, Mr. Van Zeeland worked as an intern under the NASA Space Grant Program studying hurricane formation. From May 1992 to August 1993, Mr. Van Zeeland worked as an Engineer Technician with DataHand Systems, Inc., a computer keyboard manufacturing company. Mr. Van Zeeland holds a Masters degree in Physics from UCLA and a B.S. degree in Engineering Physics from the University of Arizona. Mr. Van Zeeland is the son of Anthony Van Zeeland, a Director, Chief Operating Officer and Executive Vice President Engineering.

     Lothar J. Veeser (46) has served as a Director since March 2002. Mr. Veeser has served as Business Line Executive, Delphi Mechatronic Systems since April 2001. Mr. Veeser joined Delphi with the acquisition of Eaton Corp. in April 2001. Mr. Veeser started his career with Eaton at the Controls Division, Europe’s Markdorf, Germany plant in 1983 as project engineer. Mr. Veeser held manufacturing and engineering positions at plants in Germany and France before becoming Manager, Engineering for the Automotive & Appliance Controls Division, Europe in 1990. In 1994, Mr. Veeser moved to the Automotive Controls area and served as Engineering Manager for automotive switches and as head of the marketing and sales department. In 1997, Mr. Veeser was named Manufacturing Operations Manager, Worldwide and in 1999, Vice President and General Manager of Vehicle Switch Electronics Division. Mr. Veeser has a B.S. degree in mechanical engineering from the Technical University in Munich, Germany.

Class 1 Nominees for Election at 2005 Annual Meeting — Term to Expire 2008

     Robert J. Brilon (42) became Chairman and Chief Executive Officer in 2002 and has served as President and Chief Financial Officer of Duraswitch since November 1998. From May 1997 until November 1998, Mr. Brilon served as a financial and business consultant to Duraswitch. Between January 1997 and November 1998, Mr. Brilon was Chief Financial Officer of Gary Gietz Master Builder, a luxury custom homebuilder. Between April 1995 and December 1996, Mr. Brilon was Corporate Controller for Rental Service Corp., a publicly held industrial equipment rental company. Mr. Brilon holds a B.S. degree in Business Administration from the University of Iowa and is a CPA.

     Anthony J. Van Zeeland (61) has served as Director, Chief Operating Officer and Executive Vice President Engineering since Duraswitch’s formation in May 1997. From 1990 to 1997, Mr. Van Zeeland was employed as Vice President of Engineering at DataHand Systems, Inc., a computer keyboard manufacturing company. During the same time period, Mr. Van Zeeland served on the Board of Directors and was Director of Development Engineering of Monopanel Technologies, Inc., a membrane switch manufacturing company. Mr. Van Zeeland holds a B.S. degree in Physics and a Masters of Science in Materials Engineering from the University of Wisconsin. Michael Van Zeeland, Mr. Van Zeeland’s son, also serves as one of our Directors.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     We have appointed Deloitte & Touche LLP as our independent auditors to audit our consolidated financial statements for the year ending December 31, 2003, and recommend that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Deloitte & Touche LLP will attend the meeting, will be afforded an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Deloitte & Touche LLP has advised us that neither the firm, nor any member of the firm has any financial interest, direct or indirect, in any capacity in our company.

     Aggregate fees billed to our company for the fiscal year ended December 31, 2002 by our principal accounting firm, Deloitte & Touche LLP, are as follows:

Audit Fees	$61,800
Financial Information Systems Design and Implementation Fees	$—
All Other Fees	$25,464

     Amounts listed as “All Other Fees” relate primarily to tax related services. The members of our audit committee believe that the non-audit services provided by Deloitte & Touche LLP, referenced above in “Financial Information Systems Design and Implementation Fees” and “All Other Fees,” are compatible with maintaining our principal accounting firm’s independence.

     The proxies will vote in favor of ratifying the appointment of Deloitte & Touche LLP unless instructions to the contrary are indicated on the accompanying proxy form.

The Board of Directors recommends a vote FOR Proposal No. 2.

Information about Committees, Meetings and Director Compensation

     The Board of Directors has established an Audit Committee and a Compensation Committee. The three-member Audit Committee has two independent Directors and the two-member Compensation Committee is comprised of only independent Directors.

     The Audit Committee oversees the accounting and financial reporting processes of our company and the audits of our financial statements. The Audit Committee provides assistance to our Board of Directors with respect to its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence, and (d) the performance of our independent auditors. Messrs. Hail, Peelle, and Veeser serve on the Audit Committee. Under NASDAQ rules, Mr. Veeser is not considered to be independent due to his status as an employee of our affiliate, Delphi. NASDAQ rules permit a non-independent Director to serve on the Audit Committee if the Board determines it to be in the best interest of the corporation and stockholders.

     Messrs. Hail and Peelle serve on the Compensation Committee. The Compensation Committee discharges the responsibilities of the Board of Directors relating to our compensation programs and compensation of our executive officers. The Compensation Committee reviews executive salaries and administers executive bonuses, incentive compensation and stock option plans. In addition, the Compensation Committee consults with our management regarding compensation policies and practices.

     In 2002, the Board of Directors held three meetings and all other actions taken by the Board of Directors during the fiscal year were accomplished by means of unanimous written consent. The Audit Committee held four meetings and the Compensation Committee held four meetings. During fiscal 2002, each Director attended each meeting of the Board of Directors and each meeting held by all committees of the Board of Directors on which such Director was a member.

     Employees of our company do not receive compensation for serving as members of our Board of Directors. Directors are reimbursed for reasonable expenses incurred in attending meetings. All non-employees non-affiliated directors are compensated $250 for each meeting attended, whether in person or telephonically. In addition, all non-employee/non-affiliated directors received semiannual grants of options to purchase 5,000 shares of common stock at exercise prices equal to the fair market value of our common stock on the date of the grant.

EXECUTIVE COMPENSATION

     The table below sets forth total compensation received for services in all capacities to our company for the fiscal years ended December 31, 2002, 2001, and 2000, by our Chief Executive Officer and one other executive officer whose total annual salary and bonus exceeded $100,000 during fiscal 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation (1)			Long Term Compensation Awards
Name & Principal Position	Year	Salary	Bonus		Securities Underlying Options/SARs (#) (2)
Robert J. Brilon,	2002	$258,738	$—		100,000
Chief Executive Officer, President,	2001	218,474	70,000		50,000
Chief Financial Officer (3)	2000	183,140	90,000		40,000

Anthony J. Van Zeeland,	2002	$227,330	$18,000	(4)	—
Chief Operating Officer, Executive	2001	201,216	25,000	(4)	—
Vice President Engineering	2000	173,882	42,047	(4)	—

(1)	The executive officers listed also received personal benefit perquisites, none of which exceeded the lesser of $50,000 or 10% of their aggregate salary and bonus.

(2)	The exercise prices of all stock options granted were equal to or greater than the fair market value of our common stock on the date of grant.

(3)	Mr. Brilon has served as our Chief Executive Officer since 2002 and our President and Chief Financial Officer since 1998.

(4)	Amount includes patent bonuses related to our agreement to compensate Mr. Van Zeeland for each U.S. or foreign patent granted in his name.

Option Grants

     The following table provides information with respect to stock options granted to our listed executive officers during the fiscal year ended December 31, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options		Percent of Total Options Granted to Employees in	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Granted (#)		Fiscal Year	($/Sh)	Date	+5%	+10%
Robert J. Brilon	25,000	(2)	8%	$6.50	5/1/2012	$102,195	$258,983
	75,000	(3)	25%	1.06	12/3/2012	306,586	776,949

(1)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

(2)	The options vested and became exercisable on June 1, 2002.

(3)	The options vested and became exercisable on December 30, 2002.

Year-End Options Held

     The following table sets forth information with respect to options held by the listed officers as of December 31, 2002. None of the listed officers exercised any options during fiscal 2002.

OPTIONS HELD AS OF DECEMBER 31, 2002

	Number of Securities Underlying Options at FY-End (#) (1)
Name	Exercisable	Unexercisable
Robert J. Brilon	348,471	—
Anthony J. Van Zeeland	—	—

(1)	There were no unexercised, exercisable, in-the-money options at December 31, 2002 because the exercise prices of all of the options held by the listed officers were greater than $0.95, which was the closing price of our common stock as quoted on the NASDAQ SmallCap Market on December 31, 2002.

Employment and Separation Agreements

     In May 1997, Duraswitch entered into a seven-year employment agreement with Anthony Van Zeeland providing that Mr. Van Zeeland will serve as Chief Operating Officer. We also agreed to pay Mr. Van Zeeland a bonus of $5,000 for each U.S. patent and $1,000 for each foreign patent issued in his name as inventor or co-inventor, with a maximum of $20,000 during any fiscal year. Mr. Van Zeeland has assigned these patents and will assign future patents to the Company.

     In November 1998, we entered into a three-year employment agreement with Robert J. Brilon, which was amended in January 2000, to extend through April 2004, providing that Mr. Brilon will serve as President and Chief Financial Officer. In January 2002, Mr. Brilon was appointed by the Board to serve as Chief Executive Officer. In addition, Mr. Brilon receives an automobile allowance. Mr. Brilon is also entitled to receive an incentive profit sharing bonus each year of 5% of our net profit before tax, goodwill amortization, and other non-cash charges. In the event of a merger or acquisition, including any merger or acquisition of our company that occurs within 12 months of our termination of Mr. Brilon’s employment, Mr. Brilon will be entitled to receive an incentive bonus equal to 5% of the gross consideration given by the acquiring third party.

Separation and Change of Control Provisions

     Each of the employment agreements described above provides for benefits to these executive officers upon their severance or upon a change of control which is defined as control of the Company having been assumed by an outside person or entity and the executive officer is asked to leave. If we terminate the employment of either of these executives without cause, we will be required to pay the executive his gross annual base salary and continue all standard employee benefits for a two-year period following the date of termination. In addition, in the case of Mr. Brilon, all stock options held but not vested would vest immediately. If Mr. Van Zeeland leaves voluntarily, we have agreed to pay him his gross annual base salary and continue to provide all standard employee benefits for an 18 month period following the date of termination. If Mr. Brilon leaves voluntarily, we have agreed to pay him his gross annual base salary and continue to provide standard employee benefits for 12 months. Mr. Brilon has agreed that he will not, for the two-year period following the termination of his employment, or in the case of Mr. Van Zeeland, for the one-year period following the termination of his employment, compete with us within the United States. In the event an executive officer is terminated as a result of a change of control, we have agreed to make a lump sum payment to such executive officer equal to 2.99 times his gross annual salary.

PERFORMANCE GRAPH

     The following line graph compares cumulative total stockholder returns for (a) our common stock, (b) the NASDAQ Stock Market — U.S. Index, and (c) the NASDAQ Electronic Components Industry Index. The graph assumes an investment of $100 in our common stock on January 13, 1998, the date on which our common stock became registered under Section 12 of the Exchange Act as a result of our initial public offering, and an investment in each of the NASDAQ Stock Market — U.S. Index and the NASDAQ Electronic Components Industry Index of $100 on December 31, 1997. The graph covers the period from December 31, 1997 through December 31, 2002.

     The calculation of cumulative stockholder return for the NASDAQ Stock Market — U.S. Index and the NASDAQ Electronic Components Industry Index includes reinvestment of dividends. The calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

	Cumulative Total Return
	01/98	12/98	12/99	12/00	12/01	12/02
DSWT common stock	100.00	33.37	29.25	47.40	36.83	4.12
NASDAQ Stock Market — US Index	100.00	143.50	266.14	160.22	127.11	87.87
NASDAQ Electronic Components Index	100.00	146.30	272.10	223.62	152.37	81.62

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

General

     The Compensation Committee of the Board of Directors is comprised of Messrs. Hail and Peelle. The Compensation Committee discharges the responsibilities of the Board of Directors relating to our compensation programs and compensation of our executive officers. The Compensation Committee reviews executive salaries and administers executive bonuses, incentive compensation and stock option plans. In addition, the Compensation Committee consults with our management regarding compensation policies and practices.

Compensation Philosophy and Objectives

     The Company’s compensation programs are designed to enable it to attract, retain and motivate talented executives who will contribute to its long-term success. Through the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs to further these goals. Annual base salaries are generally set at levels that take into account both competitive and performance factors. The Company also relies on longer-range incentive compensation to attract and motivate executives. Annual incentive compensation is variable and closely tied to corporate performance to encourage profitability, growth and the enhancement of stockholder value.

     During fiscal 2002, executive compensation included base salary, annual incentives, longer-term equity incentives, an auto allowance for certain executives, and certain benefits generally available to Duraswitch employees.

     Base Salary and Bonus: The Compensation Committee fixes the annual base salaries of the Chief Executive Officer, President, Chief Financial Officer and Chief Operating Officer. Base salary targets and adjustments are based on the responsibilities, scope and complexity of each position and each officer’s past performance and expected future contribution. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company’s strategic plans, including licensee and customer growth, technology development, alliances and other factors, as well as developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 2002 were reasonable as compared to amounts paid to executives with similar skills and experience at comparable companies.

     During fiscal 2002, the Committee authorized an increase in the annual salary of the Chief Executive Officer/President/Chief Financial Officer and the Chief Operating Officer based on the aforementioned quantitative and qualitative factors.

     Incentive Opportunities: The Company maintains long-term incentive opportunities to reward management and key employees for company-wide and individual performance. These levels of performance include, but are not limited to: stock performance, sales growth, earnings growth, patent awards, productivity and quality management.

     Equity Incentives: The 1997, 1999 and 2000 Stock Option Plans are long-term plans designed to link executive rewards with stockholder value over time. Individual grants are made from time to time, and vary with performance. In determining the size of the option grant, the Committee takes into account the executive’s position and level of responsibility, the executive’s existing stock and option holdings, and the potential reward to the officer and competitiveness of current compensation arrangements. During 2002, we granted to Mr. Brilon options to purchase 100,000 shares of our common stock at exercise prices ranging from $1.06 to $6.50 per share.

Compliance with Internal Revenue Code Section 162(m)

     The Compensation Committee has reviewed Duraswitch’s compensation plans with regard to the deduction limitations under Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction to a public company for compensation over $1 million paid to the company’s Chief Executive Officer and any of the company’s four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. None of our executive officers earned compensation in excess of $1 million during fiscal 2002.

RESPECTFULLY SUBMITTED, John W. Hail William E. Peelle

March 18, 2003

AUDIT COMMITTEE REPORT

General

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing, and financial reporting practices. During fiscal 2002, the Committee met four times and discussed the interim financial information contained in each quarterly earnings announcement and Annual Report on Form 10-K with the Chief Financial Officer, Vice President, Finance and Administration and independent auditors prior to public release.

Audit Committee Philosophy and Objectives

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Duraswitch that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

     The Committee reviewed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of the financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that Duraswitch’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors. The Board concurred and has submitted such recommendation to stockholders for ratification.

RESPECTFULLY SUBMITTED, John W. Hail William E. Peelle Lothar J. Veeser

March 18, 2003

OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

     The following table sets forth, as of the record date, the number and percentage of outstanding shares of common stock beneficially owned by (a) each person known by us to beneficially own more than 5% of such stock, (b) each of our Directors, (c) each of the officers listed in the Summary Compensation Table in the section entitled “Executive Compensation”, and (d) all our Directors and executive officers as a group. The address of each officer and Director listed below is c/o Duraswitch Industries, Inc., 234 South Extension, Mesa, Arizona 85210.

     All information with respect to beneficial ownership has been furnished by the respective Director, executive officer or 5% beneficial owner, as the case may be. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the number of shares set forth opposite their names. The percentages shown are calculated based upon 9,617,673 shares of common stock outstanding on March 20, 2003. The numbers and percentages shown include the shares of common stock actually owned as of March 20, 2003 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of March 20, 2003 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

Name of Beneficial Owner	Number of Shares		Percent
Directors and Executive Officers:
Anthony J. Van Zeeland	1,000,000		10.5%
Robert J. Brilon	395,556	(1)	4.0%
William E. Peelle	45,864	(2)	0.5%
Michael A. Van Zeeland	45,589	(2)	0.5%
John W. Hail	40,625	(3)	0.4%
Lothar J. Veeser	—		0.0%

All officers and directors as a group (six persons)	1,527,634	(8)	15.9%

5% Stockholders:
Delphi Corp	1,876,846	(4)	19.1%
Royce & Associates LLC	1,271,900	(5)	13.3%
R. Terren Dunlap	874,495	(6)	9.1%
RS Investment Management Co. LLC	583,050	(7)	6.1%

	6,133,925	(8)	63.5%

(1)	Includes 348,471 option shares that are exercisable and 47,059 warrants that are exercisable.

(2)	Includes 35,000 option shares that are exercisable.

(3)	Includes 3,742 shares owned by TVC, Inc., of which John W. Hail is the majority shareholder and 35,000 option shares that are exercisable.

(4)	Information is given in reliance upon information set forth in the named stockholder’s Schedule 13D dated June 23, 2000, as filed with the Securities and Exchange Commission. Also includes 225,000 warrants that are exercisable. The principal business office of Delphi Corporation is located at 5725 Delphi Drive, Troy, Michigan 48098.

(5)	Information is given in reliance upon information set forth in the named stockholder’s Schedule 13G dated February 4, 2003, as filed with the Securities and Exchange Commission. The principal business office of Royce & Associates, LLC is located at 1414 Avenue of the Americas, New York, New York 10019.

(6)	Information is given in reliance upon information set forth in the named stockholder’s Schedule 13G dated February 11, 2003, as filed with the Securities and Exchange Commission. The principal address of the named stockholder is c/o Duraswitch, 234 South Extension, Mesa, Arizona 85210.

(7)	Information is given in reliance upon information set forth in the named stockholder’s Schedule 13G dated February 14, 2003, as filed with the Securities and Exchange Commission. The principal business office of RS Investment Management Co. LLC is located at 388 Market Street, Suite 200, San Francisco, California 94111.

(8)	Includes the shares of common stock subject to the options and warrants described above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 2002, our Compensation Committee consisted of Messrs. Hail and Peelle. None of these committee members had any contractual or other relationships with our company during such fiscal year except as Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers and Directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% stockholders are required by Exchange Act regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on the review of the copies of such forms received by us, or written representations from certain reporting persons that no forms were required for such persons, we believe that during the fiscal year ended December 31, 2002, our officers, Directors, and greater than 10% beneficial owners have complied with all filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have a management services agreement with VanDun, LLC, a company owned and operated by its founders, R. Terren Dunlap and Anthony Van Zeeland. This management agreement requires us to pay a management service fee equal to 1.1% of the invoiced sales price for all company-patented technology component switches and integrated switch panels sold by us. Also, we have agreed to pay an equivalent percentage of any license or sublicense fees received from the patented technologies. This agreement remains in effect until the expiration of the last patent, which may be issued on the switch technologies. During 2002, 2001 and 2000, we paid approximately $5,100, $9,200, and $67,000, respectively, under this agreement.

     In April 2000, we entered into a license agreement with Delphi that gives Delphi the exclusive right to utilize and manufacture our patented switch technologies for the automotive industry. In connection with the license agreement, we also issued to Delphi warrants to purchase 225,000 shares of our common stock at an exercise price of $7.00 per share and a short-term option to purchase 1,651,846 shares of common stock at an exercise price of $7.00 per share. In exchange, Delphi paid us a nonrefundable payment of $4.0 million and agreed to pay a royalty fee for each switch sold by Delphi. The initial term of the exclusive license agreement is seven years. The agreement also requires Delphi to make minimum royalty payments, beginning July 1, 2004, totaling $12.0 million during the initial seven-year term ending June 30, 2007. Delphi can maintain exclusivity for the automotive industry through June 30, 2012 by making additional minimum annual royalty payments during that period. After June 30, 2012 either party may convert the agreement to a non-exclusive agreement through 2020. As part of the equity acquisition, we granted Delphi the right to designate one member of our six-person Board of Directors. Lothar Veeser was appointed to the Board on March 1, 2002, replacing Carl Rausch who had served on the Board since July 2000.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2004 Annual Meeting of Stockholders must be received on or before December 5, 2003, in order for the proposals to be eligible for inclusion in our proxy statement and proxy relating to the meeting. Additionally, if a stockholder wishes to present to us an item for consideration as an agenda item for a meeting without inclusion in the proxy statement, the stockholder must give timely notice to us and give a brief description of the business desired to be discussed. To be timely for the 2004 Annual Meeting, our bylaws require that such notice must have been delivered to or mailed to and received by us no less than 60 and no more than 90 days prior to the 2004 Annual Meeting. If we do not publicly announce our meeting date or give notice of our meeting date at least 70 days before our 2004 Annual Meeting, stockholders may submit items for consideration as agenda items until 5:00 p.m. on the 15th day after the public disclosure or notice. These proposals should be sent to our Corporate Secretary by fax 480.586.3378 or by mail to Corporate Secretary, Duraswitch Industries, Inc., 234 South Extension, Mesa, Arizona 85210.

     Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations of the Securities and Exchange Commission and the procedures set forth in our bylaws.

     Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar 2004, except in circumstances where we receive notice of the proposed matter no later than February 16, 2004, and the proponent complies with the other requirements set forth in Rule 14a-4.

FORM 10-K

     Duraswitch filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about March 25, 2003. Stockholders may obtain a free copy of this report by writing to Investor Relations, Duraswitch Industries, Inc., 234 South Extension, Mesa, Arizona 85210, via e-mail to shareholder@duraswitch.com, or access the Company’s Web site at www.duraswitch.com, to download a copy.

OTHER MATTERS

     We do not know of any other items that will be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, intend to vote the shares they represent as the Board of Directors may recommend.

Dated: April 8, 2003

DURASWITCH INDUSTRIES, INC.

Annual Meeting of Stockholders – May 19, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Duraswitch Industries, Inc. (the “Company”) hereby appoints Robert J. Brilon and Deborah W. Moore, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of the Company to be held on May 19, 2003, at the Company’s offices, 234 South Extension, Mesa, AZ 85210 at 10:00 a.m. local time, and at any adjournment or adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card.

PLEASE FILL IN, DATE, SIGN, AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)

DURASWITCH INDUSTRIES, INC.
234 SOUTH EXTENSION ROAD
SEC 103
MESA, AZ 85210-8427

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Duraswitch Industries, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DURSW1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DURASWITCH INDUSTRIES, INC.

Vote On Directors

1.	ELECTION OF DIRECTORS.
	Nominees:	For	Withhold	For All	To withhold authority to vote, mark "For All Except"
	01) John W. Hail	All	All	Except	and write the nominee’s number on the line below.
	02) William E. Peelle	|_|	|_|	|_|

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR, FOR THE PROPOSALS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Vote On Proposal		For	Against	Abstain

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.	|_|	|_|	|_|

3.	DISCRETION FOR OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Please sign your name as it appears on the stock certificates. When signing as an executor, administrator, trustee, guardian or attorney, please give full title as such. All joint owners should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date